**FOR IMMEDIATE RELEASE**

# Kingstone Schedules First Quarter 2025 Earnings Release and Conference Call

**Kingston, NY — April 24, 2025 – Kingstone Companies, Inc. (Nasdaq: KINS)** (the “Company” or “Kingstone”), a Northeast regional property and casualty insurance holding company, today announced that it will issue financial results for the first quarter ended March 31, 2025, after the market closes on Thursday, May 8, 2025.

Management will host a conference call to discuss the Company’s business operations and financial results at 8:30 am ET on Friday, May 9, 2025.

Participants are asked to dial-in approximately 10 minutes before the conference call is scheduled to begin by dialing:

U.S. toll free: 1-877-423-9820
International: 1-201-493-6749

A webcast of the live call will be available in the “Investor Relations” section of the Company’s website at www.kingstonecompanies.com/investor-relations or by clicking here. A replay of the webcast will be available shortly after the conclusion of the call and will remain accessible for approximately 30 days.

**About Kingstone Companies, Inc.**
Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO is actively writing personal lines and commercial auto insurance in New York, and in 2024 was the 12th largest writer of homeowners insurance in New York. KICO is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire, and Maine.

**Investor Relations Contact:**
Karin Daly
Vice President
The Equity Group Inc.
kdaly@equityny.com